PROSPECTUS SUPPLEMENT                        FILED PURSUANT TO 424(b)(3) and (c)
(TO PROSPECTUS DATED AUGUST 28, 2000)                 REGISTRATION No. 333-37742


                            COR THERAPEUTICS, INC.

$300,000,000 Principal Amount 5.00% Convertible Subordinated Notes due March 1, 2007

       and Shares of Common Stock Issuable upon Conversion of the Notes

                               ________________

  This prospectus supplement should be read in conjunction with the prospectus dated August 28, 2000, which is to be delivered with the prospectus supplement.

  See "Risk Factors" beginning on page 5 of the prospectus to read about factors you should consider before purchasing the notes or our common stock.

  Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

                                ________________

     The table, including related notes, appearing in the prospectus under the heading "Selling Security Holders" is superceded by the following table, including related notes:

                                                          PRINCIPAL AMOUNTS
                                                              OF NOTES        SHARES OF                   COMMON STOCK
                                                            BENEFICIALLY    COMMON STOCK                  OWNED AFTER
                                                              OWNED AND     BENEFICIALLY  COMMON STOCK   COMPLETION OF
NAME                                                          OFFERED        OWNED(1)       OFFERED        OFFERING
---------------------------------------------------           -------        --------       -------        --------
AAM/Zazove Institutional Income Fund, L.P.                     625,000         18,502          18,502          0
AIG/National Union Fire Insurance                            1,330,000         39,376          39,376          0
AIG SoundShore Holdings Ltd.                                 3,500,000        103,620         103,620          0
AIG SoundShore Opportunity Holdings Fund Ltd                 3,500,000        103,620         103,620          0
AIG SoundShore Strategic Holdings Fund Ltd                   1,000,000         29,606          29,606          0
Allstate Insurance Company                                   1,470,000         59,920(2)       43,520     16,400
Aloha Airlines Pilots Retirement Trust                          75,000          2,220           2,220          0
Aloha Airlines Non-Pilots Pension Trust                        130,000          3,848           3,848          0
Argent Classic Convertible Arbitrage Fund L.P.               6,250,000        185,034         185,034          0
Argent Classic Convertible Arbitrage Fund (Bermuda)          9,500,000        281,253         281,253          0
 L.P.
Argent Convertible Arbitrage Fund Ltd                        2,000,000         59,210          59,210          0
Associated Electric & Gas Insurance Service Limited            500,000         14,803          14,803          0
Boulder II Limited                                           7,750,000        229,442         229,442          0
BP. Amoco Plc. Master Trust                                  4,069,000        120,464         120,464          0
Castle Convertible Fund, Inc.                                  500,000         14,803          14,803          0
C&H Sugar Company, Inc.                                        205,000          6,068           6,068          0
CIBC World Markets (5)                                       3,250,000         96,218          96,218          0
Credit Suisse First Boston Corporation                       7,500,000        222,042         222,042          0
DaimlerChrysler Corporation Emp. #1 Pension Plan dtd         1,946,000         57,612          57,612          0
 4/1/89
Deutsche Bank Securities Inc.                               67,400,000       1,995418       1,995,418          0
Employee Benefit Convertible Securities Fund                   160,000          4,737           4,737          0
Estate of James Campbell                                     1,161,000         34,372          34,372          0
Franklin & Marshall College                                    134,000          3,966           3,966          0

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
GE Pension Trust                                               964,000         28,538          28,538          0
Georges et/ou Maya Andraos                                     100,000          2,960           2,960          0
Goldman Sachs & Co.(3)                                       2,741,000         81,149          81,149          0
Grace Brothers, LTD                                          1,500,000         44,408          44,408          0
Hawaiian Airlines Employees Pension Plan - IAM                 110,000          3,256           3,256          0
Hawaiian Airlines Pension Plan for Salaried Employees           30,000            888             888          0
Hawaiian Airlines Pilots Retirement Trust                      180,000          5,328           5,328          0
Highbridge International LLC                                27,900,000        825,996         825,996          0
HT Insight Convertible Securities Fund                         300,000          8,880           8,880          0
Island Holdings                                                 75,000          2,220           2,220          0
ITG. Inc.                                                      220,000          6,512           6,512          0
Jefferies & Company                                            500,000         14,803          14,803          0
JMG Capital Partners, LP                                    10,000,000        296,056         296,056          0
JMG Triton Offshore Fund, Ltd.                              14,000,000        414,478         414,478          0
J.P. Morgan Securities Inc.                                    237,000          7,017           7,017          0
KBC Financial Products                                       4,500,000        133,225         133,225          0
LDG Limited                                                    125,000          3,700           3,700          0
Lexington Vantage Fund                                          50,000          1,480           1,480          0
Lipper Convertibles, L.P.                                    5,400,000        159,870         159,870          0
Lipper Offshore Convertibles, L.P.                             500,000         14,803          14,803          0
Lyxor Master Fund                                            2,300,000         68,092          68,092          0
McMahan Securities Company L.P.                                134,000          3,967           3,967          0
Museum of Fine Arts, Boston                                     20,000            592             592          0
Nalco Chemical Company                                         525,000         15,542          15,542          0
Nations Convertible Securities Fund                          2,840,000         84,080          84,080          0
New York Life Insurance Company                             13,550,000        401,154         401,154          0
Onex Industrial Partners Limited                             3,750,000        111,020         111,020          0
Parker-Hannifin Corporation                                     35,000          1,036           1,036          0
Pebble Capital, Inc.                                         3,500,000        103,618         103,618          0
Penn Treaty Network America Insurance Company                  156,000          4,618           4,618          0
Pioneer High Yield Fund                                        300,000          8,880           8,880          0
ProMutual                                                       74,000          2,190           2,190          0
Putnam Asset Allocation Funds-Balanced Portfolio               139,000          4,114           4,114          0
Putnam Asset Allocation Funds-Conservative Portfolio            89,000          2,634           2,634          0
Putnam Balanced Retirement Fund                                 39,000          1,154           1,154          0
Putnam Convertible Income-Growth Trust                       2,024,000         59,920          59,920          0
Putnam Convertible Opportunities and Income Trust               59,000          1,746           1,746          0
Queen's Health Plan                                             45,000          1,332           1,332          0
R2 Investments, LDC                                         31,050,000        919,254         919,254          0
Robertson Stephens(4)                                       10,000,000        296,056         296,056          0
Salomon Brothers Asset Management , Inc.                     7,000,000        207,238         207,238          0
San Diego County Employees Retirement Association            2,595,000         76,827          76,827          0
Silvercreek Limited Partnership                              4,000,000        118,422         118,422          0
Southern Farm Bureau Life Insurance - FRIC                     650,000         19,242          19,242          0
Starvest Combined Portfolio                                  1,690,000         50,033          50,033          0
State of Oregon/SAIF Corporation                             6,425,000        190,216         190,216          0
Tribeca Investment L.L.C                                     5,000,000        148,028         148,028          0
TQA Master Fund, Ltd.                                        1,850,000         49,220          49,220          0
TQA Master Plus Fund, Ltd.                                     400,000         11,821          11,842          0
University of Rochester                                         19,000            562             562          0
Van Kampen Harbor Fund                                       4,250,000        125,824         125,824          0
Zurich HFR Master Hedge Fund Index Ltd                         150,000          4,440           4,440          0
Zurich HFR Master Hedge Fund Index Ltd Global                  100,000          2,961           2,961          0
Zurich HFR Mstr Hdg Fund                                        75,000          2,220           2,220          0

(1) Unless otherwise noted, represents shares of common stock issuable upon conversion of notes.

(2) Includes 8,200 shares held by Allstate Insurance Company, 1,000 shares held by Allstate Life Insurance Company, 1,800 shares held by Agents Pension Plan and 5,400 shares held by Allstate Retirement Plan.

(3) Goldman, Sachs & Co. was an initial purchaser of the notes from us. Goldman Sachs purchased the notes listed on this table in the after-market for its own account and not for purposes of distribution.

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(4)  Robertson Stephens was an initial purchaser of the notes from us.
     Robertson Stephens purchased the notes listed on this table for its own account and not for purposes of distribution.

(5) CIBC World Markets was an initial purchaser of the notes from us. CIBC World Markets purchased the notes listed on this table for its own account and not for purposes of distribution.


         The date of this Prospectus Supplement is September 20, 2000.

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